UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2012

Pressure BioSciences, Inc.
(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)
14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)
(508) 230-1828
______________________________________
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2012, Pressure BioSciences, Inc. (the “Company”) was notified by The NASDAQ OMX Group (“NASDAQ”) of the determination by the NASDAQ Hearings Panel to delist the Company’s common stock from The NASDAQ Stock Market, and that trading in the Company’s common stock will be discontinued effective at the open of trading on Thursday, April 5, 2012.

Effective Thursday, April 5, 2012, the Company’s common stock will begin trading on the OTCQB tier of OTC Markets. The OTCQB is a market tier for OTC-traded companies that are registered and current in their reporting with the Securities and Exchange Commission. The Company shares of common stock will continue to trade under the symbol PBIO.  The OTCQB is operated by the OTC Markets Group, Inc.

As previously reported, the NASDAQ Hearings Panel required the Company to evidence compliance with the applicable $2.5 million stockholders’ equity requirement and the minimum $1.00 per share bid price requirement to maintain its NASDAQ listing.  As the Company was unable to do so, the NASDAQ Hearings Panel determined to delist the Company’s common stock from The NASDAQ Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Date: April 5, 2012	/ s/ Richard T. Schumacher
Richard T. Schumacher
President and Chief Executive Officer